Exhibit 10.3

ADDENDUM NO. 5

BETWEEN THE UNDERSIGNED:

VENDOME CROIDOR, variable capital property company with a capital of 32,564,028 Euros, with its head office at Coeur Defense Tour B — La Defense 4 — 100 Esplanade du General de Gaulle, 92400 COURBEVOIE, registered on the Nanterre Trade and Companies Register under number 431 972 595,

TELMMA, joint stock company with a capital of 45,200 Euros, with its head office at 103/105 rue des trois Fontanot, Nanterre (Hauts de Seine), registered on the Nanterre Trade and Companies Register under number 582.044.418

In turn represented by Mr Patrick de Guichen, Chairman and Managing Director of ALTYS GESTION, duly authorised for these purposes in accordance with the authority attached (Annex 0),

Referred to hereinafter as the “LESSOR”

ON THE ONE HAND,

AND

ACTIVIDENTITY EUROPE SA, Limited company with board of directors with a capital of 42,514,683 Euros, the registered office of which is situated at 24-28 avenue du General de Gaulle, SURESNES (92156), registered on the NANTERRE trade and companies register under number B 341 213 411,

Represented by Mrs Jacques Kerrest, Managing Director,

PREAMBLE:

By a private document signed in Paris on 15th April 1997, the Lessor entered into a lease and leased to the Lessee, from 1st July 1997 until 30th June 2006, office premises on the 5th and 6th floor of the property at 24-28, avenue du General de Gaulle, Suresnes (92150) and forty underground parking spaces, for a rent as of the date of signature of the lease of 1,178,400 Francs excluding tax and charges per annum for the offices and 160,000 Francs excluding tax for the parking spaces, according to terms and conditions that do not need to be reproduced here.

By addendum no. 1 to the lease dated 6th June 2000, approximately 256 m2 of office space on the left-hand ground floor of the building and twenty underground parking spaces were added to the premises described above, with effect from 1st July 2000, for a principal rent increased to 1,718,711.20 Francs excluding tax and charges per annum.

By addendum no. 2 to the lease dated 18th April 2001, approximately 1,142 m2 of office space on the 2nd floor of the building and forty underground parking spaces were added to the premises described above, with effect from 1st April 2001, for a principal rent increased to 3,517,511.20 Francs excluding tax and charges per annum.

By addendum no. 3 to the lease dated 31st December 2004, approximately 256 m2 of office space on the left-hand ground floor of the building was returned, with effect from 1st January 2005, for a principal rent reduced to 549,580.58 Francs excluding tax and charges per annum.

By a document dated 15th December 2005 notified by Thibault Franqueville, Bailiff, the Lessor gave notice for 30th June 2006 and proposed the renewal of the leased from 1st July 2006 to the Lessee.

By addendum no. 4 to the lease dated 22nd January 2008, the lease of 15th April 1997 was renewed for a period of 9 full, consecutive years from 1st July 2006, under the same clauses and conditions and for a principal annual rent of 615,755 Euros excluding tax and charges, referred to hereinafter as the “Lease”.

By a document dated 26th December 2008 notified by SCP Philippe CHALE, bailiffs, the Lessee gave notice for 30th June 2009.

Since this date, the Lessee has informed the Lessor of its wish to remain in the premises and return part of the premises leased, namely the 6th floor and parking spaces.

The Lessor acceded to this request and the parties agreed that the Lessee shall purely and simply withdraw its notice and that each party insofar as it is concerned shall waive the effects of this notice, which the Lessor declares it accepts according to the clauses and conditions below.

NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:

PRELIMINARY ARTICLE

AGREEMENT TO WAIVE EFFECTS OF NOTICE

The Lessee requested the agreement of the Lessor to waive the notice given for 30th June 2009, remain in the Premises and only return part of these Premises with effect from 30th June 2009, which the Lessor accepted.

Consequently, the parties agreed each insofar as they are concerned to waive the effects of the notice, with the Lease renewed on 1st July 2006 continuing in all its clauses and conditions.

ARTICLE 1

PARTIAL EARLY TERMINATION BY AGREEMENT

The Parties mutually agree to partially change the object of the Lease and proceed with the return of part of the premises leased, i.e. approximately 650 m2 (6th floor) of office premises in the property situated at 24-28 avenue du General de Gaulle, SURESNES 92150, as well as 50 parking spaces in the basement of the same building.

Consequently, the LESSEE undertakes to return these 6th floor premises and the parking spaces in a clean condition and after carrying out all tenant`s repairs, having removed all objects and furnishings and vacated the same, as recorded between the parties in the outgoing inventory drafted on 30th June 2009 at the latest.

ARTICLE 2

NEW DESCRIPTION

From 1st July 2009, the new description of the premises leased under the Lease is as follows:

•                  Address of property: 24/26/28 avenue du General de Gaulle — 92150 SURESNES

•                  2nd floor: office premises, representing a surface area of 1,142 m2 approximately

•                  5th floor: office premises, representing a surface area of 819 m2 approximately

•                  underground: 50 parking spaces

If any errors are made in the description of the premises, this cannot justify a reduction or increase in the rent, the Parties referring to the actual premises as they exist and comprise and the Lessee declaring it is perfectly familiar with them since it already occupies them. The Lessee releases the Lessor from a more detailed description of the premises since it considers they are in a fit condition for the use it intends to make of them.

The parties expressly agree that the premises form a unique and indivisible whole.

The rent will be payable under the same terms as the Lease effective 1st July 2006 and will be adjusted annually on the anniversary date.

ARTICLE 3

EFFECTIVE DATE

By express agreement between the parties, this addendum takes effect from 1st July 2009.

ARTICLE 4

NEW RENT

As a result of the change in the object of the Lease, the new overall annual rent excluding tax and charges is set at 432,200 Euros (four hundred and thirty two thousand two hundred Euros).

This rent is calculated on basis of the following units:

•                  1961 m2 x 200 Euros per m2 excluding tax and charges per annum for the offices

•                  50 x 800 Euros excluding tax and charges per annum per parking space

In this regard, it is stated that the rent fixed above is an overall rent for all surface areas together.

Rent-free period: the LESSOR grants the LESSEE an exceptional rent-free period for the offices of 7 months, or for the period from 1st July 2009 to 31st January 2010, representing a sum of 231,021.92 Euros (two hundred and thirty one thousand and twenty one Euros and ninety two cents).

This rent-free period relates exclusively to the principal rent for the office premises excluding tax and charges, so the tax and charges due for the rent-free period will remain payable.

It will not be applicable to any renewals of the Lease.

The parties agree that if notice is given by the Lessee for the end of the second three-year period of the Lease, i.e. for 30th June 2012, the latter hereby undertakes to pay the LESSOR a compensation equivalent to 3 months’ rent excluding tax and charges by 30th April 2012 at the latest. It is stated that this compensation will only concern the principal rent for the office areas covered by this addendum, excluding parking spaces.

Finally, it is agreed in this case that the rent applied for the compensation will be the rent received as at 30th June 2012.

ARTICLE 5

SECURITY DEPOSIT

Due to the reduction in surface area of the leased premises, the LESSEE is required to pay a security deposit in the sum of three months’ rent excluding tax and charges, i.e. the sum of 108,050 Euros (ONE HUNDRED AND EIGHT THOUSAND AND FIFTY EUROS).

The LESSOR holds in its accounts a security deposit in the sum of 162,490.89 Euros (ONE HUNDRED AND SIXTY TWO THOUSAND FOUR HUNDRED AND NINETY EUROS AND EIGHTY NINE CENTS).

The difference between these two amounts will therefore be credited to the LESSEE.

ARTICLE 6

PROVISIONS FOR CHARGES

The Lessee will pay each quarter, with the rent, a provision for charges in the sum of 26,963.75 Euros) (TWENTY SIX THOUSAND NINE HUNDRED AND SIXTY THREE EUROS AND SEVENTY CENTS) excluding taxes per quarter including the provision for the LESSOR’s insurance and the provision for management fees.

ARTICLE 7

TAXES

As an exception to article 8.8 “TAXES” of the Special Terms of the lease of 15th April 1997, the parties agree that the LESSEE shall reimburse the LESSOR for the share of the land tax on all the surface areas returned as per this addendum.

It is stated that in accordance with the General Terms of the lease of 15th April 1997, the annual tax on office premises is payable by the LESSEE.

ARTICLE 8

ANNEXES

STATEMENT OF NATURAL AND TECHNOLOGICAL RISKS

In accordance with articles L.125-5 and R 125-23 to 27 of the Environment Code effective 1st June 2006, the LESSOR submits to the LESSEE the statement of natural and technological risks of the town in which the leased premises are located (Annex 1).

ARTICLE 9

OTHER CLAUSES

All the other clauses and terms of the Lease and its addendums that are not contrary to this addendum remain unchanged.

ARTICLE 10

OFFICIAL ADDRESS

For the purposes of this addendum, the parties’ official addresses are at their respective head offices indicated at the beginning of this document.

Done in Nanterre, on 01/07/09

In 2 originals

THE LESSOR